Exhibit 5.1

110 North Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com	BOK Park Plaza 499 West Sheridan Avenue, Suite 2200 Oklahoma City, Oklahoma 73102 Telephone (405) 235-5500 Fax (405) 235-2875	1100 Louisiana, Suite 5000 Houston, Texas 77002 Telephone (346) 200-0620

September 10, 2026

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Post-Effective Amendment No. 1 to Registration

Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to ONEOK, Inc., an Oklahoma corporation (f/k/a Falcon TopCo., Inc.) (“Company”) and ONEOK, L.L.C., an Oklahoma limited liability company (“OpCo”) in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-296919) (the “Original Registration Statement”) with respect to Company’s adoption, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Act”), of the Original Registration Statement which was previously filed with the Commission and became effective on June 18, 2026 by ONEOK, Inc., an Oklahoma corporation (“Predecessor”), prior to Predecessor’s merger with and into a wholly owned subsidiary of Company with Company’s subsidiary surviving such merger. The Original Statement, as amended by the Amendment, is referred to herein as the “Registration Statement.” The Registration Statement relates to the registration under the Act of the following securities: (a) one or more series of senior or subordinated debt securities of either Company or OpCo (collectively, the “Debt Securities”); (b) shares of Company’s common stock, par value $0.01 per share (the “Common Stock”); (c) stock purchase contracts; (d) stock purchase contract units; (e) shares of Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (f) depositary shares (the “Depositary Shares”); (g) warrants (the “Warrants”); and (h) guarantees of OpCo’s Debt Securities by Company (the “Guarantees”). The Debt Securities, Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Guarantees are hereinafter collectively referred to as the “Securities.”

In arriving at the opinions expressed below, we have examined originals or copies that have been certified as being true and complete copies of the originals of such documents, corporate or similar records, certificates of officers of Company, of OpCo, and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals

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and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied, to the extent we deemed appropriate and without independent investigation, upon statements and representations of officers and other representatives of Company, OpCo, and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, and all related documentation will comply with all applicable laws;

(iii) none of the certificate of incorporation of Company, as amended to date, on file with the Oklahoma Secretary of State, the by-laws of Company, as amended to date, the articles of organization of OpCo, as amended to date, on file with the Oklahoma Secretary of State, nor the operating agreement of OpCo, as amended to date, will be amended in any manner that would affect any legal conclusion set forth herein;

(iv) Company will remain validly existing as a corporation in good standing under the laws of the State of Oklahoma;

(v) OpCo will remain validly existing as a limited liability company in good standing under the laws of the State of Oklahoma;

(vi) all Securities will be issued and sold in the manner stated in the Registration Statement and any applicable prospectus supplement;

(vii) at the Relevant Time, all corporate, limited liability company, or other action required to be taken by Company and/or, if applicable, OpCo, to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 4 below) shall have been duly completed and shall remain in full force and effect;

(viii) any Deposit Agreement (as defined herein) or Warrant Agreement (as defined herein) will be governed by the laws of the State of Oklahoma;

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(ix) upon the issuance of any Common Stock or Preferred Stock, including upon the exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that Company is then authorized to issue under its certificate of incorporation, as then in effect, and other relevant documents; and

(x) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate, limited liability company, or other action of Company and/or, if applicable, OpCo and duly executed and delivered, as applicable, by Company, OpCo, and the other parties thereto.

Based on such examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when:

(a) such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

(b) any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms (in the case of any non-equity security), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any shares of Preferred Stock,

(a) upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the board of directors of Company and the proper filing with the Secretary of State of the State of Oklahoma of a certificate of designation relating to such series of Preferred Stock and when such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of such Preferred Stock, and

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(b) any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms (in the case of any non-equity security), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to Depositary Shares, when:

(a) a deposit agreement relating to such Depositary Shares (the “Deposit Agreement”) has been duly executed and delivered by Company and the depositary appointed by Company,

(b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

(c) the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms.

4. With respect to any Warrants, when:

(a) the warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by Company and each other party thereto,

(b) the terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, and

(c) the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms.

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The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Oklahoma. This opinion is limited to the effect of the current state of the laws of the State of Oklahoma and the facts as they currently exist, and we express no opinion as to the effect of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. To the extent relevant to our opinions in paragraphs 3 and 4 and not covered by our opinions in paragraphs 1 or 2, we have assumed that any securities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares or Warrants are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms (in the case of any non-equity security).

C. The opinions set forth in paragraphs 3 and 4 above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

D. We express no opinion regarding the effectiveness of (i) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) any provision waiving the right to object to venue in any court, (iii) any agreement to submit to the jurisdiction of any federal court, (iv) any waiver of the right to jury trial or (v) choice of law provisions.

We consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GableGotwals